UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-0383222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Signature

Index to Exhibits

Sales Release and Charts Dated November 3, 2009

ITEM 8.01	Other Events

On November 3, 2009 General Motors Company (GM) issued a news release announcing October sales. The release and charts are attached as Exhibit 99.1.

This Form 8-K corrects certain information contained in the original November 3, 2009 news release. The following corrections were made:

•	On page three under the heading “Buick key facts”, the phrase that Lucerne had highest sales month of 2009 with sales of 4,324 was deleted.

•	On page three under the heading “GMC key facts”, Terrain total sales were up 63 percent and not 85 percent as originally disclosed.

•	On page three under the heading “GMC key facts”, total sales for new Buick and GMC models were up 20 percent and not 33 percent as originally disclosed.

•

On page four under the heading “Management Discussion of October Sales Results”, U.S. October 2009 SAAR was changed to 10.8 million from 10.6 million. Also, the October 2009 SAAR improvement was changed to 14 percent from 13 percent.

•

On page five under the heading “Management Discussion of October Sales Results – Auto Industry”, the phrase that industry estimated October SAAR of 10.7 million could be the highest monthly SAAR since November 2008 (excluding Cash for Clunkers) was deleted.

EXHIBIT

Exhibit	Description	Method of Filing

Exhibit 99.1	Sales Release and Charts Dated November 3, 2009	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: November 9, 2009	By:	/S/ NICK S. CYPRUS
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer